Exhibit 99.1

Community Bankers Trust Corporation Reports Results for Fourth Quarter and Year 2020

Net income was $5.5 million in the fourth quarter of 2020. Net income was $15.5 million for the year 2020.

Conference Call on Friday, January 29, 2021, at 10:00 a.m. Eastern Time

Richmond, VA, January 29, 2021 - Community Bankers Trust Corporation (the “Company”) (NASDAQ: ESXB), the holding company for Essex Bank (the “Bank”), today reported results for the fourth quarter and year ended December 31, 2020.

Financial HIGHLIGHTS

•	Net income was $5.5 million for the quarter ended December 31, 2020, compared with net income of $4.5 million in the third quarter of 2020 and net income of $4.0 million in the fourth quarter of 2019.
•	Net income for the year ended December 31, 2020 was $15.5 million, a decrease of $157,000 from $15.7 million for the year ended December 31, 2019, as the provision for loan losses of $4.2 million in 2020 was $3.9 million higher than in 2019 due to the economic uncertainties created by the coronavirus (COVID-19) pandemic.
•	Net interest income was $14.0 million for the fourth quarter of 2020, a linked quarter increase of $1.3 million, or 10.1%.
•	Interest on deposits declined $463,000 on a linked quarter basis and the associated cost declined from 0.96% to 0.77%.
•	Diluted earnings per share were $0.24 for the fourth quarter of 2020 and $0.69 for the year ended December 31, 2020 compared with diluted earnings per share of $0.18 for the fourth quarter of 2019 and $0.70 for the year ended December 31, 2019.
•	Return on average assets was 1.32% for the fourth quarter of 2020 and 0.99% for the year ended December 31, 2020 compared with return on average assets of 1.14% for the fourth quarter of 2019 and 1.11% for the year ended December 31, 2019.
•	Return on average equity was 12.64% for the fourth quarter of 2020 and 9.58% for the year ended December 31, 2020 compared with 10.42% for the fourth quarter of 2019 and 10.63% for the year ended December 31, 2019.

operating Highlights

•	Loans, excluding purchased credit impaired (PCI) loans, grew $4.7 million, or 0.4%, during the fourth quarter of 2020 and $124.0 million, or 11.7%, since year end 2019.
•	Loan growth would have been $40.5 million, or 3.7%, during the fourth quarter of 2020 and $74.8 million, or 7.1%, for the year ended December 31, 2020 when excluding loans originated during 2020 under the Paycheck Protection Program (“PPP”) of the Small Business Administration (“SBA”).
•	Nonperforming loans were $3.5 million at December 31, 2020, $2.7 million lower than one year earlier. The ratio of nonperforming assets to loans and other real estate was 0.67% at December 31, 2020 compared with 1.01% one year earlier.
•	Deposits grew $29.4 million during the fourth quarter of 2020 as total checking balances and savings accounts grew by $62.1 million while more costly certificates of deposit accounts declined by $28.7 million.
•	Total deposits grew $235.3 million, or 20.2%, during 2020. Total checking, money market and savings accounts grew $250.9 million during 2020 while certificates of deposit declined $15.6 million.
•	Net interest margin was 3.61% in the fourth quarter of 2020 compared with 3.35% in the third quarter of 2020 and 3.74% in the fourth quarter of 2019. For the year ended December 31, 2020, the net interest margin was 3.52% compared with 3.82% one year earlier.
•	PPP loan balances, net of fees, declined from $85.1 million at September 30, 2020 to $49.3 million at December 31, 2020.

MANAGEMENT COMMENTS

Rex L. Smith, III, President and Chief Executive Officer, stated, “Given the volatile economic environment resulting from the COVID-19 pandemic, we are pleased with the Company’s results for the fourth quarter and the year 2020. After taking a prudent and cautious approach to the loan loss provision during the first and second quarters of 2020 that reflected the heightened risks associated with the pandemic, our net income has rebounded meaningfully as we have seen improving economic conditions in our markets. Our team has delivered robust year-over-year growth and improvement in several key areas including loan production, deposit mix, asset quality, and noninterest income. With regards to asset quality, while we have seen marked improvements from our forecasts earlier in 2020, we continue to vigilantly monitor credit quality given the risk of continued stress in certain sectors. On the interest expense front, we are currently benefitting from the impact of lower rates driving a reduction in our deposit expenses.”

Smith concluded, “Our Associates worked hard in difficult circumstances, to help our customers and build strong, lasting relationships that not only enhance our franchise but also the communities that we serve. We are optimistic about 2021, and we will continue to look at ways to enhance shareholder value, including stock repurchases and our common stock dividend.”

RESULTS OF OPERATIONS

Overview

Linked Quarter Basis

Net income was $5.5 million for the fourth quarter of 2020, compared with net income of $4.5 million in the third quarter of 2020. Earnings per common share were $0.24 basic and fully diluted for the fourth quarter of 2020 and $0.20 basic and fully diluted for the third quarter of 2020. Net interest income increased by $1.3 million in the fourth quarter compared with the third quarter of 2020. Net interest income was positively affected by both interest income and interest expense. Interest income increased $822,000 on a linked quarter basis and interest expense decreased $464,000. Additionally, noninterest income increased $53,000 on a linked quarter basis, led by service charge income, which increased $164,000, and mortgage loan income, which increased $66,000. Offsetting these improvements to net income were an increase of $213,000 in noninterest expenses, which were impacted in the fourth quarter of 2020 by an increase of $291,000 in salaries and employee benefits, and an increase of $185,000 in income tax expense. Details of the linked quarter financial performance of the Company are presented below.

Year-over-Year Twelve Months

Net income for the year ended December 31, 2020 was $15.5 million, or $0.70 per common share, basic and $0.69 per common share, fully diluted. This is a decrease of $157,000, or 1.0%, when compared with net income of $15.7 million, or $0.71 basic and $0.70 fully diluted earnings per share, for the year ended December 31, 2019. The slight decrease was driven by the provision for loan losses recorded to reflect the business and market disruptions arising from the COVID-19 pandemic. The provision was $4.2 million for 2020 compared with $325,000 for 2019. The decrease in net income on a year-over-year basis was the result of an increase of $1.4 million, or 2.7%, in net interest income, an increase of $594,000, or 11.1%, in noninterest income and a decrease of $2.0 million in noninterest expenses. There was an increase of $226,000 in income tax expense in 2020 compared with 2019. Details on the drivers of these year-over-year changes are presented below.

Year-over-Year Fourth Quarter

Net income in the fourth quarter of 2020 increased $1.4 million when compared to the same period in 2019. Net income was $5.5 million in the fourth quarter of 2020, with earnings per share of $0.24 basic and fully diluted. Net income for the fourth quarter of 2019 was $4.0 million, with earnings per share of $0.18 basic and fully diluted. The increase in net income was driven by an increase of $1.6 million in net interest income, primarily from a decline in interest expense of $1.5 million in the fourth quarter of 2020 compared with the same period one year earlier. Additionally, noninterest income increased $147,000 year over year, driven by an increase of $146,000 in mortgage loan income. Noninterest expense increased by $71,000 and income tax expense increased by $450,000. Offsetting these increases to net income was a decrease of $200,000 in provision for loan losses, which was $200,000 in the fourth quarter of 2019. Details of the year-over-year financial performance of the Company are presented below.

The following table presents summary income statements for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019 and for the years ended December 31, 2020 and December 31, 2019.

SUMMARY INCOME STATEMENT

(Unaudited)

(Dollars in thousands)

	For the three months ended			For the year ended
	31-Dec-20	30-Sep-20	31-Dec-19	31-Dec-20	31-Dec-19
Interest income	$16,371	$15,549	$16,277	$63,617	$65,449
Interest expense	2,372	2,836	3,864	12,307	15,492
Net interest income	13,999	12,713	12,413	51,310	49,957
Provision for loan losses	-	-	200	4,200	325
Net interest income after provision for loan losses	13,999	12,713	12,213	47,110	49,632
Noninterest income	1,525	1,472	1,378	5,948	5,354
Noninterest expense	8,739	8,526	8,668	33,732	35,729
Income before income taxes	6,785	5,659	4,923	19,326	19,257
Income tax expense	1,328	1,143	878	3,778	3,552
Net income	$5,457	$4,516	$4,045	$15,548	$15,705
EPS Basic	$0.24	$0.20	$0.18	$0.70	$0.71
EPS Diluted	$0.24	$0.20	$0.18	$0.69	$0.70
Fully Diluted share count	22,555	22,503	22,696	22,539	22,531

Return on average assets, annualized	1.32%	1.12%	1.14%	0.99%	1.11%
Return on average equity, annualized	12.64%	11.04%	10.42%	9.58%	10.63%

Net Interest Income

Linked Quarter Basis

Net interest income was $14.0 million for the quarter ended December 31, 2020. This was a linked quarter increase of $1.3 million, or 10.1%. Interest and dividend income on a linked quarter basis increased $822,000, or 5.3%, to $16.4 million for the fourth quarter of 2020. Interest income with respect to loans, excluding PCI loans, increased $862,000, or 6.8%, during the fourth quarter of 2020 when compared with the third quarter of 2020. This increase in interest and fees on loans during the quarter was due to an increase in PPP loan fees that were recognized as income when loans were forgiven by the SBA. PPP loan fees recognized as income were $331,000 in the third quarter of 2020 and increased to $1.1 million in the fourth quarter of 2020. PPP loan balances, $85.1 million at September 30, 2020, declined $35.8 million during the fourth quarter of 2020 and were $49.3 million at December 31, 2020. The average balance of loans, excluding PCI loans, increased by $3.8 million, or 0.3%, on a linked quarter basis, to $1.173 billion. The average balance in loans for the fourth quarter was influenced by the $35.8 million decrease in PPP loans during the quarter. However, the yield on loans for the fourth quarter of 2020 was increased by the effects of the fees recognized as loans originated under the PPP were forgiven. The PPP loans carry an interest rate of 1.00% as stipulated by the SBA. Interest income with respect to PCI loans was $932,000 in the fourth quarter of 2020, and the corresponding yield was 14.00%. In the third quarter of 2020, income on PCI loans was $962,000 with a yield of 13.21%. As a result of the aforementioned activity, the yield on all loans increased from 4.55% in the third quarter of 2020 to 4.81% in the fourth quarter of 2020. Interest income on securities was $1.7 million in each of the third and fourth quarters of 2020. Interest bearing bank balances income was $107,000 in the fourth quarter of 2020, a nominal decline of $14,000 on a linked quarter basis.

Interest income on securities on a tax-equivalent basis equaled $1.8 million for each of the third and fourth quarters of 2020. The tax-equivalent yield on the securities portfolio was 2.77% in the fourth quarter of 2020 compared with 2.89% in the third quarter of 2020 based on a 21.0% income tax rate. The average balance of securities increased $11.3 million during the fourth quarter of 2020 as excess liquidity was invested by the Company. As a result of these changes in rate and volume, the yield on earning assets increased from 4.09% in the third quarter of 2020 to 4.22% in the fourth quarter of 2020.

Interest expense of $2.4 million in the fourth quarter of 2020 was a decrease of $464,000, or 16.4%, on a linked quarter basis. Interest on deposits decreased $463,000, or 17.7%. The cost of interest bearing deposits decreased from 0.96% in the third quarter of 2020 to 0.77% in the fourth quarter of 2020. This trend should continue in the first quarter of 2021 as $164.1 million in certificates of deposit, or 28.2% of all certificates, will mature. These deposits were paying a weighted average rate of 1.44% at December 31, 2020. Interest on borrowed funds, both short term and FHLB borrowings, were $221,000 for each of the third and fourth quarters of 2020. The cost of these borrowings increased from 1.19% in the third quarter of 2020 to 1.31% in the fourth quarter of 2020. The Company’s cost of interest bearing liabilities of 0.80% in the fourth quarter of 2020 was a decrease of 17 basis points from the prior quarter when the cost of interest bearing liabilities was 0.97%.

With the changes in net interest income noted above, the tax-equivalent net interest margin increased from 3.35% in the third quarter of 2020 to 3.61% in the fourth quarter of 2020. The interest spread was 3.42% for the current quarter compared with 3.12% in the prior quarter. Excluding PPP loans from the net interest margin calculation would have resulted in a margin of 3.43% for the fourth quarter of 2020 compared with the actual margin of 3.61%. The yield on the loan portfolio would have been 4.42% excluding PPP loans versus the actual yield of 4.61% with PPP loans, and the yield on earning assets would have been 4.07% without PPP loans as opposed to the actual yield of 4.22% that included PPP loans.

Year-over-Year Twelve Months

Net interest income was $51.3 million for the year ended December 31, 2020. This is an increase of $1.4 million, or 2.7%, from net interest income of $50.0 million for the year ended December 31, 2019. Interest and dividend income declined by $1.8 million over this time frame. Interest and dividend income was impacted by volume increases offset by a decline in yield. First, there was an increase of $929,000, or 1.8%, in interest and fees on loans, which increased as a result of growth of $119.0 million, or 11.6%, in the average balance of loans in 2020 over 2019. The yield on loans declined from 5.03% for 2019 to 4.59% for 2020. A portion of this decrease is attributable to the addition of $85.1 million in PPP loans net of fees during the second and third quarters of 2020 at a rate of 1.00%. Interest and fees on PCI loans declined by $2.0 million, or 32.9%. Part of this decline is related to payoffs within charged-off loan pools in the PCI portfolio during 2019. The yield on the PCI portfolio was 16.40% for 2020 compared with 16.99% for 2019. Interest on deposits in other banks declined by $53,000. Interest and dividends on securities declined by $705,000 in 2020 compared with 2019. The yield on earning assets was 4.35% for 2020, a decline of 64 basis points from 4.99% in 2019. The yield on total loans, which includes PCI loans and PPP loans, declined from 5.44% for 2019 to 4.84% for 2020. The return on interest bearing bank balances declined from 2.45% to 0.59%, while the tax-equivalent yield on the securities portfolio declined from 3.23% for 2019 to 2.90% for 2020.

Interest expense of $12.3 million for 2020 was a decrease of $3.2 million, or 20.6%, from interest expense of $15.5 million for 2019. The cost of interest bearing liabilities decreased from 1.44% for 2019 to 1.08% for 2020. Interest on deposits decreased $2.7 million due to a decline in the rate paid from 1.39% for 2019 to 1.06% for 2020. Short term borrowing expense decreased by $89,000, and the cost of FHLB and other borrowings decreased by $426,000, or 31.7%, as the rate paid decreased from 2.04% for 2019 to 1.32% for 2020.

The changes to interest income and interest expense led to a decline in the net interest margin from 3.82% for 2019 to 3.52% for 2020. The interest spread also declined over this time frame from 3.55% in 2019 to 3.27% in 2020. Excluding PPP loans from the net interest margin calculation would have resulted in a margin of 3.49% for 2020 compared with the actual margin of 3.52%. The yield on the loan portfolio would have been 4.61% excluding PPP loans versus the actual yield of 4.59% with PPP loans, and the yield on earning assets without PPP loans did not change the actual yield of 4.35% that included PPP loans.

Year-Over-Year Fourth Quarter

Net interest income increased $1.6 million, or 12.8%, from the fourth quarter of 2019 to the fourth quarter of 2020. Net interest income was $14.0 million in the fourth quarter of 2020 compared with $12.4 million for the same period in 2019. Interest and dividend income increased $94,000, or 0.6%, over this time period. In the fourth quarter of 2020, $1.1 million in PPP origination fees were recognized as income versus none in the same period of 2019. Interest and fees on loans was $13.6 million in the fourth quarter of 2020, an increase of $317,000, or 2.4%, over the same period in 2019, driven by PPP fees recognized. Interest and fees on PCI loans decreased by $233,000 and was $932,000 in the fourth quarter of 2020. Securities income was $1.7 million in each of the periods, and interest on deposits in other banks increased by $16,000.

The average balance of the loan portfolio, excluding PCI loans, increased by $126.1 million, year over year and averaged $1.173 billion for the fourth quarter of 2020. The average balance of the PCI portfolio declined $7.3 million during the year-over-year comparison period. The average balance of total earning assets increased $221.4 million, or 16.7%, from the fourth quarter of 2019 to the fourth quarter of 2020. The yield on earning assets decreased from 4.90% in the fourth quarter of 2019 to 4.22% in the fourth quarter of 2020. The yield on earning assets was the culmination of decreases in the yield on all loans, from 5.04% in the fourth quarter of 2019 to 4.61% in the fourth quarter of 2020, in the tax-equivalent yield on securities, from 3.15% in the fourth quarter of 2019 to 2.77% in the fourth quarter of 2020, and in the yield on interest bearing bank balances, from 2.16% to 0.48% year over year.

Interest expense decreased $1.5 million, or 38.6%, when comparing the fourth quarter of 2020 and the fourth quarter of 2019. Interest expense on deposits decreased $1.4 million, or 38.8%, as the cost declined from 1.40% in the fourth quarter of 2019 to 0.77% for the same period in 2020. The average balance of interest bearing deposits increased $113.9 million, or 11.4%. This growth was from non-maturity deposit sources. First, there was an increase of $59.8 million, or 36.8%, in the average balance of interest bearing checking, which averaged $222.2 million in the fourth quarter of 2020. Additionally, there was an increase of $57.7 million in the average balance of savings and money market accounts from the fourth quarter of 2019 to the same period in 2020. Offsetting these increases was a decrease in the average balance of time deposits of $3.6 million, to $605.0 million for the fourth quarter of 2020. FHLB and other borrowings benefited from a decrease in cost from 1.82% in the fourth quarter of 2019 to 1.31% in the fourth quarter of 2020. All of the above contributed to the reduction of interest expense for interest-bearing liabilities by $1.5 million despite an increase in the average amount outstanding of $105.9 million. Also noteworthy is that, although not an interest bearing category, a sizeable amount of funding was generated in 2020 by a year-over-year average balance increase in noninterest bearing deposits of $107.0 million. The amount of liquidity in the banking system, along with lower interest rates and a shift in deposit balances, decreased the cost of interest bearing liabilities from 1.43% in the fourth quarter of 2019 to 0.80% in the third quarter of 2020.

The tax-equivalent net interest margin decreased 13 basis points, from 3.74% in the fourth quarter of 2019 to 3.61% in the fourth quarter of 2020. Likewise, the interest spread decreased from 3.47% to 3.42% over the same time period.  The decrease in the margin was precipitated by a greater decrease in the yield on earning assets of 68 basis points compared with a decline in the cost of interest bearing liabilities of 63 basis points.

The following table compares the Company's net interest margin, on a tax-equivalent basis, for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019 and for the years ended December 31, 2020 and December 31, 2019.

NET INTEREST MARGIN

(Unaudited)

(Dollars in thousands)

	For the three months ended
	31-Dec-20	30-Sep-20	31-Dec-19
Average interest earning assets	$1,547,575	$1,517,374	$1,326,184
Interest income	$16,371	$15,549	$16,277
Interest income - tax-equivalent	$16,460	$15,640	$16,364
Yield on interest earning assets	4.22%	4.09%	4.90%
Average interest bearing liabilities	$1,175,653	$1,156,089	$1,069,709
Interest expense	$2,372	$2,836	$3,864
Cost of interest bearing liabilities	0.80%	0.97%	1.43%
Net interest income	$13,999	$12,713	$12,413
Net interest income - tax-equivalent	$14,088	$12,804	$12,500
Interest spread	3.42%	3.12%	3.47%
Net interest margin	3.61%	3.35%	3.74%

	For the year ended
	31-Dec-20	31-Dec-19
Average interest earning assets	$1,469,980	$1,320,073
Interest income	$63,617	$65,449
Interest income - tax-equivalent	$63,981	$65,869
Yield on interest earning assets	4.35%	4.99%
Average interest bearing liabilities	$1,141,194	$1,077,701
Interest expense	$12,307	$15,492
Cost of interest bearing liabilities	1.08%	1.44%
Net interest income	$51,310	$49,957
Net interest income - tax-equivalent	$51,674	$50,377
Interest spread	3.27%	3.55%
Net interest margin	3.52%	3.82%

Provision for Loan Losses

The Company records a separate provision for loan losses for its loan portfolio, excluding PCI loans, and the PCI loan portfolio. There was no provision for loan losses on the loan portfolio, excluding PCI loans, in either the third or fourth quarters of 2020. There was a provision of $200,000 recorded during the fourth quarter of 2019. For the year ended December 31, 2020, there was a total provision for loan losses of $4.2 million, compared with $325,000 for 2019.

The provisions recorded in 2020 were due to the heightened risks associated with the loan portfolio that resulted from the economic impact of the rapidly evolving effects of the COVID-19 stay-at-home orders, business shut-downs and increased unemployment. Beginning in the first quarter of 2020, management reviews each loan within the portfolio at least quarterly to identify, and monitor on a going forward basis, those borrowers that management believed to be possibly impacted by the economy. Loans identified with increased risk are aggregated by loan type. During the first half of 2020, this analysis indicated a risk grade migration in a number of loan categories that led to a heightened risk level in the loan portfolio. The impact of the loans’ risk grade migration was applied to the allowance for loan loss calculation, which led to the provision for loan losses for each of the first two quarters of 2020. The Company determined that no provision was necessary for the third or fourth quarters of 2020 after a similar analysis and review process for each quarter.

With respect to the PCI portfolio, no provision was recorded during any quarter in 2020 or 2019 due to the stable nature of the portfolio’s performance and its declining balances over time as the portfolio amortizes. Additional discussion of loan quality is presented below.

Noninterest Income

Linked Quarter Basis

Noninterest income was $1.5 million for the fourth quarter of 2020, a $53,000 increase compared with the third quarter of 2020. Service charges and fees increased $164,000 on a linked quarter basis and were $777,000 for the fourth quarter of 2020. Fourth quarter 2020 service charges and fees were boosted by a one-time payment of $102,000 received for account interchange fees. Mortgage loan income also increased, $66,000 on a linked quarter basis, and was $294,000 in the fourth quarter of 2020 compared with $228,000 the prior quarter. Offsetting these linked quarter increases was a decrease of $102,000 in other noninterest income, which was $280,000 in the fourth quarter of 2020 compared with $382,000 in the third quarter of 2020 when swap fee income was greater by $117,000. Also declining on a linked quarter basis was a decline of $75,000 in securities gains, which were $3,000 in the fourth quarter of 2020.

Year-Over-Year Twelve Months

Noninterest income was $5.9 million for 2020, an increase of $594,000, or 11.1%, over noninterest income of $5.4 million for 2019. Mortgage loan income was $1.1 million, an increase of $630,000 for 2020 over 2019. This increase was created by continuity among the mortgage team, coupled with attractive rates and increased referrals within the Bank. Other noninterest income was $1.3 million for 2020, an increase of $190,000 over the same period in 2019. The increase was primarily the result from 2020 activity that included a $64,000 gain on the extinguishment of a FHLB borrowing combined with a $272,000 increase in swap fee income. These items were partially offset by a decrease of $120,000 from non-recurring insurance proceeds received in 2019. Gains on securities transactions were $284,000 in 2020, an increase of $49,000 over 2019. Offsetting these increases to noninterest income were a decline of $237,000 in service charges and fees, resulting from reduced transaction volumes created by the COVID-19 pandemic stay-at-home orders, offset by the $102,000 one-time account interchange fee noted above, and a decrease of $35,000 in income on bank owned life insurance. Gain on sale of loans was $11,000 for 2020 compared with $14,000 in 2019.

Year-Over-Year Fourth Quarter

Noninterest income of $1.5 million in the fourth quarter of 2020 was an increase of $147,000, or 10.7%, over the fourth quarter of 2019. Mortgage loan income of $294,000 was an increase of $146,000 year over year. Gains/(losses) on securities transactions increased $42,000 year over year and service charges on deposit accounts of $777,000 in the fourth quarter of 2020 was an increase of $20,000 and positively impacted in the fourth quarter of 2020 by the one-time interchange fee of $102,000. Offsetting these increases to noninterest income was a decrease of $40,000 in other noninterest income, which was $280,000 in the fourth quarter of 2020 compared with $320,000 in the fourth quarter of 2019. Income on bank owned life insurance was $171,000 in the fourth quarter of 2020, a decrease of $7,000 year over year.

Noninterest Expenses

Linked Quarter Basis

Noninterest expenses totaled $8.7 million for the fourth quarter of 2020, as compared with $8.5 million for the third quarter of 2020, an increase of $213,000, or 2.5%. Salaries and employee benefits in the fourth quarter of 2020 were $5.3 million compared with $5.0 million in the third quarter of 2020. This is an increase of $291,000, or 5.8%, on a linked quarter basis. This was mainly due to a $161,000 increase in accrued vacation during the fourth quarter reflecting lower vacation time taken by employees as a result of COVID-19. Other operating expenses increased $27,000 on a linked quarter basis and were $1.5 million in the fourth quarter of 2020. FDIC assessment increased by $10,000 on a linked quarter basis as a result of an increase in the assessment base of average total assets minus average tangible equity. Offsetting these linked quarter increases was a decline of $57,000 in occupancy expenses, which were $758,000 in the fourth quarter of 2020. Data processing fees of $632,000 in the fourth quarter of 2020 reflects a decrease of $24,000 as does other real estate expenses, net, which declined by the same amount. Equipment expense of $320,000 reflects a linked quarter decrease of $10,000.

Year-over-Year Twelve Months

Noninterest expenses were $33.7 million for the year ended December 31, 2020, a decrease of $2.0 million, or 5.6%, year over year. Salaries and employee benefits declined $1.3 million, or 6.0%. In addition to the internal loan costs relating to the origination of PPP loans offset by the increased vacation accrual noted above, the closure of two branch offices in 2019 have positively affected salaries as well as other expense categories in 2020, namely occupancy and equipment expenses. Occupancy expenses were $275,000 lower, equipment expenses were $117,000 lower, and other operating expenses decreased $221,000. Other real estate expenses, net were $152,000 for 2020 and decreased by $566,000 versus the same period in 2019. In the third quarter of 2019, a nonperforming loan was migrated to OREO and as part of the process the Bank paid $624,000 in real estate taxes on the property. FDIC assessment was $639,000 for 2020 and increased $343,000 over 2019 mainly due to a $324,000 assessment credit received by the FDIC in 2019. Data processing fees were $2.5 million for 2020, an increase of $124,000 when compared with 2019.

Year-Over-Year Fourth Quarter

Noninterest expenses were $8.7 million for the fourth quarter of 2020. This is a nominal increase of $71,000, or 0.8%, from noninterest expenses of $8.7 million for the fourth quarter of 2019. The primary reason for the increase was an increase in FDIC assessment, which was $184,000 in the fourth quarter of 2020 compared with a credit of $20,000 in the fourth quarter of 2019 when a $155,000 assessment credit was received by the FDIC. Data processing fees of $632,000 in the fourth quarter of 2020 reflects an increase of $44,000 year over year. Offsetting these increases was a decline in salaries and employee benefits of $148,000, or 2.7%, in the fourth quarter of 2020 compared with the same period in 2019. Also decreasing for the period were occupancy expenses, which were $758,000 in the fourth quarter of 2020 compared with $791,000 for the same period in 2019, a decrease of $33,000. Equipment expenses of $320,000 for the fourth quarter of 2020 were $12,000 lower than the same period in 2019.

The following table compares the Company's other operating expenses included in noninterest expenses for the three months ended December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020 and December 31, 2019.

OTHER OPERATING EXPENSES

(Unaudited)

(Dollars in thousands)

	For the three months ended
	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19
Bank franchise tax	$237	$237	$237	$237	$220
Stationery, printing and supplies	138	167	185	169	155
Marketing expense	89	79	111	96	89
Credit expense	114	71	162	178	86
Outside vendor fees	146	177	190	237	223
Other expenses	726	692	527	603	668
Total other operating expenses	$1,450	$1,423	$1,412	$1,520	$1,441

Income Taxes

Income tax expense was $1.3 million for the fourth quarter of 2020, compared with income tax expense of $1.1 million and $878,000 for the third quarter of 2020 and fourth quarter of 2019, respectively. For the year ended December 31, 2020, income tax expense was $3.8 million compared with $3.6 million for the year ended December 31, 2019. The effective tax rate for the fourth quarter of 2020 was 19.6% compared with 20.2% in the third quarter of 2020 and 17.8% for the fourth quarter of 2019. For the year ended December 31, 2020, the effective tax rate was 19.5% compared with 18.4% for the year ended December 31, 2019. The increase in the effective tax rate in 2020 compared with 2019 is the result of a lower level of tax-free municipal bond interest income.

FINANCIAL CONDITION

Total assets increased $213.9 million, or 15.0%, to $1.645 billion at December 31, 2020 when compared with December 31, 2019. Total loans, excluding PCI loans, were $1.182 billion at December 31, 2020, increasing $124.0 million, or 11.7%, from year end 2019. Of the 2020 increase in loans, $49.3 million were PPP loans at December 31, 2020. Total PCI loans were $24.0 million at December 31, 2020 versus $32.5 million at December 31, 2019.

The Company provided COVID-19 related payment relief on loans totaling $182.4 million as of December 31, 2020. PCI loans comprised $12.2 million of this total. As of December 31, 2020, regular payments have resumed on $143.4 million of these loans, of which PCI comprised $8.4 million. The Company re-extended this payment relief on $52.7 million of these loans, $2.0 million of which were within the PCI portfolio.

Loans, net of fees that the Bank originated under the PPP were $49.3 million at December 31, 2020 compared with $85.1 million at September 30, 2020 and $83.5 million at June 30, 2020. All of these balances are included in commercial loans. As a result of the economic conditions that existed during 2020, commercial loans, excluding PPP loans, declined by $15.1 million from December 31, 2019. Commercial real estate loans, the largest category of loans at $474.90 million, or 40.2% of gross loans outstanding, increased $22.2 million, or 4.9%, during the fourth quarter of 2020. This category increased $78.0 million, or 19.7%, during 2020. Construction and land development loans, totaling $182.3 million, grew by $22.5 million, or 14.1%, during the fourth quarter of 2020 and $35.7 million, or 24.4%, during 2020. Residential 1 – 4 family loans declined during the fourth quarter of 2020 by $7.1 million and ended the period at $197.2 million, or 16.7% of the portfolio. This category declined by $26.3 million during 2020 as more of the home loans originated by the Bank are sold on the secondary market through its mortgage division, as evidenced by the increase in mortgage loan income in noninterest income.

The following table shows the composition of the Company's loan portfolio, excluding PCI loans, at December 31, 2020, September 30, 2020, and December 31, 2019.

LOANS (excluding PCI loans)

(Unaudited)

(Dollars in thousands)

	31-Dec-20		30-Sep-20		31-Dec-19
	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Mortgage loans on real estate:
Residential 1-4 family	$197,228	16.68%	$204,366	17.35%	$223,538	21.12%
Commercial	474,856	40.16	452,677	38.44	396,858	37.50
Construction and land development	182,277	15.42	159,766	13.57	146,566	13.85
Second mortgages	6,360	0.54	6,488	0.55	6,639	0.63
Multifamily	78,158	6.61	77,787	6.60	72,978	6.90
Agriculture	6,662	0.56	7,138	0.61	8,346	0.79
Total real estate loans	945,541	79.97	908,222	77.12	854,925	80.79
Commercial loans	225,386	19.06	257,362	21.85	191,183	18.06
Consumer installment loans	9,996	0.85	10,606	0.90	11,163	1.05
All other loans	1,439	0.12	1,519	0.13	1,052	0.10
Gross loans	1,182,362	100.00%	1,177,709	100.00%	1,058,323	100.00%
Allowance for loan losses	(12,340)		(12,328)		(8,429)
Loans, net of unearned income	$1,170,022		$1,165,381		$1,049,894

The Company’s securities portfolio, excluding restricted equity securities, was $292.5 million at December 31, 2020 and increased $35.8 million during the fourth quarter of 2020 and $69.8 million since December 31, 2019. U.S. Treasury issues increased by $11.0 million during the fourth quarter of 2020 and $23.5 million during 2020 as excess liquidity was invested short term in very liquid and low risk instruments. Corporate securities with balances, at fair value, of $26.6 million at December 31, 2020, increased by $20.5 million during 2020. State, county and municipal securities, the largest investment category totaling $146.9 million at December 31, 2020, increased by $22.6 million during 2020. Asset backed securities, consisting of student loan pools 97% guaranteed by the U.S. Government, increased by $25.9 million during 2020 and totaled $37.5 million at December 31, 2020. Offsetting these increases were a decrease of $16.6 million in mortgage backed securities and a decline of $6.1 million in balances held in U.S. Government agency bonds. The Company actively manages the portfolio to improve its liquidity and maximize the return within the desired risk profile.

The Company had cash and cash equivalents of $63.2 million at December 31, 2020 compared with $28.7 million at year end 2019, an increase of $34.5 million. The majority of this category growth, $33.4 million, occurred in interest bearing bank balances, which were $45.1 million at December 31, 2020, as large amounts of liquidity have been funneled into the banking system through the facilitation of PPP loans by the banking industry and stimulus checks issued by the U.S. Treasury during 2020 under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

The following table shows the composition of the Company's securities portfolio, excluding equity securities, restricted, at December 31, 2020, September 30, 2020 and December 31, 2019.

SECURITIES PORTFOLIO

(Unaudited)

(Dollars in thousands)

	31-Dec-20		30-Sep-20		31-Dec-19
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale

U.S. Treasury issue	$23,500	$23,499	$12,500	$12,500	$-	$-
U.S. Government agencies	25,880	25,853	19,942	19,745	22,104	21,936
State, county, and municipal	118,612	125,720	109,976	116,534	95,467	98,592
Mortgage backed securities	30,434	32,189	28,086	29,951	48,045	48,740
Asset backed securities	36,841	37,488	28,748	28,986	11,637	11,604
Corporate	26,136	26,598	25,454	25,937	6,016	6,097
Total securities available for sale	$261,403	$271,347	$224,706	$233,653	$183,269	$186,969

	31-Dec-20		30-Sep-20		31-Dec-19
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Held to Maturity
U.S. Government agencies	$-	$-	$-	$-	$10,000	$9,988
State, county, and municipal	21,176	22,257	23,026	24,118	25,733	26,645
Total securities held to maturity	$21,176	22,257	$23,026	24,118	$35,733	36,633

Interest bearing deposits at December 31, 2020 were $1.100 billion, an increase of $114.9 million, or 11.7%, from December 31, 2019. Interest bearing checking accounts (formerly NOW accounts) of $239.6 million grew by $69.1 million, or 40.5%, during 2020, including growth of $38.5 million during the fourth quarter of 2020. Money market deposit accounts were $154.5 million at December 31, 2020 and grew $33.7 million, or 27.9%, during 2020. Savings accounts totaled $124.4 million at December 31, 2020 and grew $27.8 million, or 28.8%, during 2020. Strong growth in these non-maturity categories for the year has allowed the Bank to react to lower interest rates through proactive repricing in certificates of deposit, the highest costing deposit category. As a result, there has been less growth in time deposits over $250,000, which grew by $8.9 million, or 7.5%, in 2020 and were $128.4 million at December 31, 2020. Time deposits less than or equal to $250,000 declined $24.6 million in 2020 and were $452.9 million at December 31, 2020. Time deposit balances combined were 52.9% of interest bearing deposits at December 31, 2020 and 41.6% of all deposit balances. This is a decline from 60.6% of interest bearing balances and 51.3% of all deposit balances at December 31, 2019. The growth in interest bearing checking accounts, money market accounts and savings accounts, as well as in noninterest bearing deposits, was $250.9 million, or 44.3%, during 2020. A portion of this growth was associated with the $85.1 million in PPP loans originated during 2020 and stimulus checks issued under the CARES Act, as well as previously postponed business activity that resulted from the COVID-19 stay-at-home orders.

The following table compares the mix of interest bearing deposits at December 31, 2020, September 30, 2020 and December 31, 2019.

INTEREST BEARING DEPOSITS

(Unaudited)

(Dollars in thousands)

	31-Dec-20	30-Sep-20	31-Dec-19
Interest Bearing Checking	$239,628	$201,121	$-
NOW	-	-	170,532
MMDA	154,503	158,569	120,841
Savings	124,384	118,007	96,570
Time deposits less than or equal to $250,000	452,885	468,549	477,461
Time deposits over $250,000	128,400	141,417	119,460
Total interest bearing deposits	$1,099,800	$1,087,663	$984,864

FHLB borrowings were $57.8 million at December 310, 2020, compared with $68.5 million at December 31, 2019. The stable level of FHLB borrowings during 2020 has been due to the FHLB swiftly responding to the March 16, 2020 rate cut of 1.50% to the discount rate by repricing advances downward to ensure low cost liquidity for the banking system. As a result, the Bank has found this level of borrowing to be a stable source of low cost funding. The average rate paid on FHLB borrowings was 1.32% during 2020. There were no Federal funds purchased at December 31, 2020 compared with $24.4 million at December 31, 2019.

Shareholders’ equity was $169.7 million at December 31, 2020, or 10.3% of total assets, compared with $155.5 million, or 10.9% of total assets, at December 31, 2019. During 2020, the Company repurchased 299,700 shares of common stock at a total cost of $2.1 million.

Asset Quality – excluding PCI loans

Nonperforming loans were $3.6 million at December 31, 2020, a decrease of $2.7 million from $6.2 million at December 31, 2019. Nonperforming loans declined $657,000 during the fourth quarter of 2020. Total non-performing assets totaled $7.9 million at December 31, 2020 compared with $10.8 million at December 31, 2019. This is a decrease of $2.8 million, or 26.4%, during 2020. There were net recoveries of $12,000 in the fourth quarter of 2020 and net charge-offs of $289,000 for the year ended December 31, 2020.

The allowance for loan losses equaled 351.4% of nonaccrual loans at December 31, 2020 compared with 159.3% at December 31, 2019. The ratio of nonperforming assets to loans and other real estate owned (OREO) was 0.67% at December 31, 2020 compared with 1.01% at December 31, 2019.

The allowance for loan losses to total loans was 1.04% at December 30, 2020 and 0.80% at December 31, 2019. The volume of PPP loans originated during the second and third quarters of 2020 impacted the ratio. The $49.3 million in PPP loans net of fees outstanding at December 31, 2020 are fully guaranteed by the SBA in accordance with the CARES Act; therefore, no allowance is required. The Company monitors and adjusts the allowance for loan losses based on loans requiring a reserve. The allowance for loan losses to total loans excluding the PPP loans would have reflected a level of coverage of 1.09% at December 31, 2020.

The following table reconciles the activity in the Company's allowance for loan losses, by quarter, for the past five quarters.

ALLOWANCE FOR LOAN LOSSES
(Unaudited)
(Dollars in thousands)	2020				2019
	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses:
Beginning of period	$12,328	$12,238	$11,819	$8,429	$8,393
Provision for loan losses	-	-	900	3,300	200
Net (charge-offs) recoveries	12	90	(481)	90	(164)
End of period	$12,340	$12,328	$12,238	$11,819	$8,429

The following table sets forth selected asset quality data, excluding PCI loans, and ratios for the dates indicated.

ASSET QUALITY (excluding PCI loans)
(Unaudited)
(Dollars in thousands)	2020				2019
	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19
Nonaccrual loans	$3,512	$4,214	$4,225	$5,172	$5,292
Loans past due 90 days and accruing interest	45	-	-	-	946
Total nonperforming loans	3,557	4,214	4,225	5,172	6,238
Other real estate owned	4,361	4,416	4,486	4,506	4,527
Total nonperforming assets	$7,918	$8,630	$8,711	$9,678	$10,765
Allowance for loan losses to loans	1.04%	1.05%	1.05%	1.10%	0.80%
Allowance for loan losses to nonaccrual loans	351.37	292.55	289.66	228.52	159.28
Nonperforming assets to loans and other real estate	0.67	0.73	0.74	0.89	1.01
Net charge-offs/(recoveries) for quarter to average loans, annualized	0.00%	(0.03)%	0.17%	(0.03)%	0.06%

A further breakout of nonaccrual loans, excluding PCI loans, at, December 31, 2020, September 30, 2020 and December 31, 2019 is below.

NONACCRUAL LOANS (excluding PCI loans)

(Unaudited)

(Dollars in thousands)

	31-Dec-20	30-Sep-20	31-Dec-19
Mortgage loans on real estate:
Residential 1-4 family	$1,357	$1,338	$1,378
Commercial	730	764	1,006
Construction and land development	44	572	376
Multifamily	-	-	2,463
Agriculture	45	51	-
Total real estate loans	$2,176	$2,725	$5,223
Commercial loans	1,316	1,470	62
Consumer installment loans	20	19	7
Gross loans	$3,512	$4,214	$5,292

Capital Requirements

The Bank’s ratio of total risk-based capital was 13.6% at December 31, 2020 compared with 13.9% at December 31, 2019. The tier 1 risk-based capital ratio was 12.7% at December 31, 2020 and 13.2% at December 31, 2019. The Bank’s tier 1 leverage ratio was 10.1% at December 31, 2020 and 11.0% at December 31, 2019.  All capital ratios exceed regulatory minimums to be considered well capitalized. BASEL III introduced the common equity tier 1 capital ratio, which was 12.7% at December 31, 2020 and 13.2% at December 31, 2019.

Earnings Conference Call and Webcast

The Company will host a conference call for interested parties on Friday, January 29, 2021, at 10:00 a.m. Eastern Time to discuss the financial results for the fourth quarter and year 2020. The public is invited to listen to this conference call by dialing 866-374-8379 at least five minutes prior to the call.  Interested parties may also listen to this conference call through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

A replay of the conference call will be available from 12:00 noon Eastern Time on January 29, 2021, until 9:00 a.m. Eastern Time on February 19, 2021. The replay will be available by dialing 877-344-7529 and entering access code 10151230 or through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 24 full-service offices, 18 of which are in Virginia and six of which are in Maryland.  The Bank also operates two loan production offices.

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; unusual and infrequently occurring events, such as weather-related disasters, terrorist acts or public health events (such as the current COVID-19 pandemic), and of governmental and societal responses to them; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber-attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Executive Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-934-9999

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED BALANCE SHEETS
UNAUDITED
(Dollars in thousands, except per share data)
	31-Dec-20	30-Sep-20	31-Dec-19
Assets
Cash and due from banks	$17,845	$18,689	$16,976
Interest bearing bank deposits	45,118	56,795	11,708
Federal funds sold	222	-	-
Total cash and cash equivalents	63,185	75,484	28,684

Securities available for sale, at fair value	271,347	233,653	186,969
Securities held to maturity, at cost	21,176	23,026	35,733
Equity securities, restricted, at cost	8,436	8,875	8,855
Total securities	300,959	265,554	231,557

Loans held for resale	-	1,151	501

Loans	1,182,362	1,177,709	1,058,323
Purchased credit impaired (PCI) loans	24,040	27,146	32,528
Allowance for loan losses	(12,340)	(12,328)	(8,429)
Allowance for loan losses – PCI loans	(156)	(156)	(156)
Net loans	1,193,906	1,192,371	1,082,266

Bank premises and equipment, net	27,897	28,197	29,472
Bank premises and equipment held for sale	1,507	1,589	1,589
Right-of-use leased assets	5,530	5,766	6,472
Other real estate owned	4,361	4,416	4,527
Bank owned life insurance	30,029	29,858	29,340
Other assets	17,384	17,851	16,432
Total assets	$1,644,758	$1,622,237	$1,430,840

Liabilities
Deposits:
Noninterest bearing	$298,901	$281,679	$178,584
Interest bearing	1,099,800	1,087,663	984,864
Total deposits	1,398,701	1,369,342	1,163,448

Federal funds purchased	-	940	24,437
Federal Home Loan Bank borrowings	57,833	68,000	68,500
Trust preferred capital notes	4,124	4,124	4,124
Lease liabilities	5,787	6,027	6,737
Other liabilities	8,659	8,014	8,115
Total liabilities	1,475,104	1,456,447	1,275,361

Shareholders' Equity
Common stock (200,000,000 shares authorized $0.01 par value; 22,200,929, 22,321,000 and 22,422,621 shares issued and outstanding, respectively)	222	223	224
Additional paid in capital	149,822	150,708	150,728
Retained earnings	13,419	9,300	2,562
Accumulated other comprehensive income	6,191	5,559	1,965
Total shareholders' equity	169,654	165,790	155,479
Total liabilities and shareholders' equity	$1,644,758	$1,622,237	$1,430,840

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED
(Dollars in thousands)
	2020	2019
Interest and dividend income
Interest and fees on loans	$52,480	$51,551
Interest and fees on PCI loans	4,053	6,042
Interest on federal funds sold	-	14
Interest on deposits in other banks	338	391
Interest and dividends on securities
Taxable	5,373	5,870
Nontaxable	1,373	1,581
Total interest and dividend income	63,617	65,449
Interest expense
Interest on deposits	11,366	14,036
Interest on borrowed funds	941	1,456
Total interest expense	12,307	15,492

Net interest income	51,310	49,957
Provision for loan losses	4,200	325
Net interest income after provision for loan losses	47,110	49,632

Noninterest income
Service charges and fees	2,594	2,831
Gain on securities transactions, net	284	235
Gain on sale of loans	11	14
Income on bank owned life insurance	689	724
Mortgage loan income	1,116	486
Other	1,254	1,064
Total noninterest income	5,948	5,354

Noninterest expense
Salaries and employee benefits	20,138	21,423
Occupancy expenses	3,178	3,453
Equipment expenses	1,367	1,484
FDIC assessment	639	296
Data processing fees	2,453	2,329
Other real estate expenses, net	152	718
Other operating expenses	5,805	6,026
Total noninterest expense	33,732	35,729

Income before income taxes	19,326	19,257
Income tax expense	3,778	3,552
Net income	$15,548	$15,705

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED
(Dollars in thousands)	Three months ended
	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19
Interest and dividend income
Interest and fees on loans	$13,622	$12,760	$13,012	$13,086	$13,305
Interest and fees on PCI loans	932	962	1,062	1,097	1,165
Interest on federal funds sold	-	-	-	-	-
Interest on deposits in other banks	107	121	41	69	91
Interest and dividends on securities
Taxable	1,373	1,362	1,287	1,351	1,387
Nontaxable	337	344	349	343	329
Total interest and dividend income	16,371	15,549	15,751	15,946	16,277
Interest expense
Interest on deposits	2,151	2,614	3,182	3,419	3,515
Interest on borrowed funds	221	222	209	289	349
Total interest expense	2,372	2,836	3,391	3,708	3,864

Net interest income	13,999	12,713	12,360	12,238	12,413
Provision for loan losses	-	-	900	3,300	200
Net interest income after provision for loan losses	13,999	12,713	11,460	8,938	12,213

Noninterest income
Service charges and fees	777	613	532	672	757
Gain (loss) on securities transactions, net	3	78	242	(39)	(39)
Gain on sale of loans	-	-	-	11	14
Income on bank owned life insurance	171	171	173	174	178
Mortgage loan income	294	228	373	221	148
Other	280	382	296	296	320
Total noninterest income	1,525	1,472	1,616	1,335	1,378

Noninterest expense
Salaries and employee benefits	5,332	5,041	4,613	5,152	5,480
Occupancy expenses	758	815	778	827	791
Equipment expenses	320	330	345	372	332
FDIC assessment	184	174	156	125	(20)
Data processing fees	632	656	573	592	588
Other real estate expenses, net	63	87	(4)	6	56
Other operating expenses	1,450	1,423	1,412	1,520	1,441
Total noninterest expense	8,739	8,526	7,873	8,594	8,668

Income before income taxes	6,785	5,659	5,203	1,679	4,923
Income tax expense	1,328	1,143	1,043	264	878
Net income	$5,457	$4,516	$4,160	$1,415	$4,045

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Three months ended December 31, 2020			Three months ended September 30, 2020
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,173,154	$13,622	4.61%	$1,169,330	$12,760	4.33%
PCI loans, including fees	26,059	932	14.00	28,480	962	13.21
Total loans	1,199,213	14,554	4.81	1,197,810	13,722	4.55
Interest bearing bank balances	88,002	107	0.48	70,590	121	0.68
Federal funds sold	211	-	0.07	127	-	0.07
Securities (taxable)	210,404	1,373	2.61	198,296	1,362	2.75
Securities (tax exempt)[1]	49,745	426	3.42	50,551	435	3.44
Total earning assets	1,547,575	16,460	4.22	1,517,374	15,640	4.09
Allowance for loan losses	(12,487)			(12,424)
Non-earning assets	116,875			108,772
Total assets	$1,651,963			$1,613,722

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$222,224	$123	0.22	$200,995	$112	0.22
Savings and money market	282,327	194	0.27	268,350	241	0.36
Time deposits	604,955	1,834	1.20	612,848	2,261	1.46
Total interest bearing deposits	1,109,506	2,151	0.77	1,082,193	2,614	0.96
Short-term borrowings	111	-	0.20	1,611	1	0.21
FHLB and other borrowings	66,036	221	1.31	72,285	221	1.19
Total interest bearing liabilities	1,175,653	2,372	0.80	1,156,089	2,836	0.97
Noninterest bearing deposits	290,774			281,026
Other liabilities	12,775			12,980
Total liabilities	1,479,202			1,450,095
Shareholders’ equity	172,761			163,627
Total liabilities and
shareholders’ equity	$1,651,963			$1,613,722
Net interest earnings		$14,088			$12,804
Interest spread			3.42%			3.12%
Net interest margin			3.61%			3.35%

Tax-equivalent adjustment:
Securities		$89			$91

1 Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Three months ended December 31, 2020			Three months ended December 31, 2019
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,173,154	$13,622	4.61%	$1,047,069	$13,305	5.04%
PCI loans, including fees	26,059	932	14.00	33,331	1,165	13.68
Total loans	1,199,213	14,554	4.81	1,080,400	14,470	5.31
Interest bearing bank balances	88,002	107	0.48	16,644	91	2.16
Federal funds sold	211	-	0.07	90	-	1.66
Securities (taxable)	210,404	1,373	2.61	182,887	1,387	3.03
Securities (tax exempt)[1]	49,745	426	3.42	46,163	416	3.60
Total earning assets	1,547,575	16,460	4.22	1,326,184	16,364	4.90
Allowance for loan losses	(12,487)			(8,513)
Non-earning assets	116,875			105,654
Total assets	$1,651,963			$1,423,325

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$222,224	$123	0.22	$162,449	$88	0.22
Savings and money market	282,327	194	0.27	224,636	337	0.60
Time deposits	604,955	1,834	1.20	608,560	3,090	2.01
Total interest bearing deposits	1,109,506	2,151	0.77	995,645	3,515	1.40
Short-term borrowings	111	-	0.20	5,462	29	2.10
FHLB and other borrowings	66,036	221	1.31	68,602	320	1.82
Total interest bearing liabilities	1,175,653	2,372	0.80	1,069,709	3,864	1.43
Noninterest bearing deposits	290,774			183,787
Other liabilities	12,775			14,502
Total liabilities	1,479,202			1,267,998
Shareholders’ equity	172,761			155,327
Total liabilities and
shareholders’ equity	$1,651,963			$1,423,325
Net interest earnings		$14,088			$12,500
Interest spread			3.42%			3.47%
Net interest margin			3.61%			3.74%

Tax-equivalent adjustment:
Securities			$89		$86

1  Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%.

COMMUNITY BANKERS TRUST CORPORATION
NET INTEREST MARGIN ANALYSIS
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
Year ended December 31, 2020	Year ended December 31, 2019

	Average Balance Sheet	Interest Income / Expense		Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,142,833		$52,480	4.59%	$1,023,861	$51,551	5.03%
PCI loans, including fees	24,718		4,053	16.40	35,568	6,042	16.99
Total loans	1,167,551		56,533	4.84	1,059,429	57,593	5.44
Interest bearing bank balances	57,022		338	0.59	15,977	391	2.45
Federal funds sold	172		-	0.27	688	14	2.16
Securities (taxable)	195,155		5,373	2.75	188,531	5,870	3.11
Securities (tax exempt)[1]	50,080		1,737	3.47	55,448	2,001	3.61
Total earning assets	1,469,980		63,981	4.35	1,320,073	65,869	4.99
Allowance for loan losses	(11,391)				(8,821)
Non-earning assets	109,379				101,590
Total assets	$1,567,968				$1,412,842

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$193,919		$426	0.22	$157,876	$346	0.22
Savings and money market	253,118		943	0.37	221,817	1,268	0.57
Time deposits	623,403		9,997	1.60	627,913	12,422	1.98
Total interest bearing deposits	1,070,440		11,366	1.06	1,007,606	14,036	1.39
Short-term borrowings	1,554		24	1.55	4,422	113	2.56
FHLB and other borrowings	69,200		917	1.32	65,673	1,343	2.04
Total interest bearing liabilities	1,141,194		12,307	1.08	1,077,701	15,492	1.44
Noninterest bearing deposits	250,875				174,163
Other liabilities	13,581				13,235
Total liabilities	1,405,650				1,265,099
Shareholders’ equity	162,318				147,743
Total liabilities and
shareholders' equity	$1,567,968				$1,412,842
Net interest earnings			$51,674			$50,377
Interest spread				3.27%			3.55%
Net interest margin				3.52%			3.82%

Tax-equivalent adjustment:
Securities		$		364			$420

1 Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%